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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) February 6, 1998


                            UGLY DUCKLING CORPORATION
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               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                    File No. 20841            86-0721358
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(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)

  2525 East Camelback Road, Suite 1150, Phoenix, Arizona           85016
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        (Address of Principal Executive Offices)                 (Zip Code)

  Registrant's telephone number, including area code:          (602) 852-6600

                                 Not Applicable
                              --------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.       Other Events.


         On February 6, 1998, Ugly Duckling Corporation (the "Company") announced earnings for its year end and quarter ended December 31, 1997, as well as the closure of its third party dealer branch network and a related restructuring charge. The charge will be recorded in the quarter ending March 31, 1998.

         For the year ended December 31, 1997, the Company recorded earnings of $9.4 million (including $8.4 million in after-tax gains recognized from the sale of contract receivables under its securitization program), or diluted earnings per share of $0.52, on total revenues of $191.1 million, as compared to earnings of $5.9 million (including $4.4 million in gains under the securitization program), or diluted earnings per share of $0.60, on total revenues of $75.6 million in 1996. Earnings for the fourth quarter of 1997 were $3.7 million, or diluted earnings per share of $0.20, on total revenues of $70.9 million as compared to $1.8 million (including gains of $1.9 million under the securitization program), or diluted earnings per share of $0.14, on total revenues of $17.9 million for the same period of 1996. Earnings for the fourth quarter of 1997 included an after-tax gain of $5.0 million from the sale, with retained servicing, of certain receivables acquired from First Merchants Acceptance Corporation, as well as an after-tax gain of $2.0 million from a securitization transaction.

         Subsequent to December 31, 1997, the Company announced that it intends to close its Champion Financial Services branch office system (the "Branch Offices") and exit this line of business, and record a pre-tax restructuring charge of $6.0 million to $10.0 million in 1998. The restructuring is expected to be complete by the end of the first quarter of 1998 and will include the termination of approximately 450 employees, substantially all of whom are employed at the Company's 76 Branch Offices. Approximately $1.0 million of the restructuring charge is for termination benefits, $2.5 million for writeoff of pre-opening and start-up costs, and the remainder for lease payments on idle facilities and writedowns of leasehold improvements, data processing and other equipment. The Company had utilized its Branch Office network to purchase sub-prime automobile contracts from various third party used car dealers. In this regard, in the fourth quarter of 1997, the Company announced a strategic evaluation of its third party dealer operations. As a result of that evaluation, the Company has determined to close its Branch Office network and to focus on its remaining third party dealer operations, including its Cygnet Finance operations, and the bulk purchase and/or servicing of contracts originated by other sub-prime lenders. Over the past several months, the Company has entered into several large servicing or bulk purchase transactions, and believes this is a more efficient method of purchasing or obtaining servicing rights to sub-prime automobile contracts. The Company will also continue expanding its retail car sales and financing business through Ugly Duckling Car Sales.

         This Form 8-K includes statements that may constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expect," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include unanticipated changes in either the competitive environment or the costs associated with severance payments, premises, technology and other equipment. Investors should also consider factors that would cause or contribute to such differences, which include, but are not limited to, factors detailed in this Form 8-K," in the section entitled
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"Risk Factors" in the Company's Registration Statement (No. 333-42973) on Form
S-1 filed with the Securities and Exchange Commission on December 22, 1997, as amended on February 6, 1998 and on February 9, 1998, and in the sections entitled "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" and elsewhere in the Company's most recent reports on Form 10-K/A and Form 10-Q, and in the Company's other Securities and Exchange Commission filings.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UGLY DUCKLING CORPORATION


Date: February 9, 1998                      By: /s/ Steven P. Johnson
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                                                  Steven P. Johnson
                                                  Senior Vice President and
                                                  General Counsel